Exhibit 1

FOR IMMEDIATE RELEASE	11 July 2013

WPP plc (“WPP”)

2013 Interim Results

WPP will be announcing its 2013 Interim results for the six months ended 30 June 2013 on 29th August 2013.

Contact:

Feona McEwan, WPP

+44 (0)207 408 2204

END